UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2017

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, Paramount Group, Inc. (the “Company”) announced (i) the appointment of Peter Brindley as Executive Vice President, Leasing of the Company, effective immediately; and (ii) the departure of Theodore Koltis as the Company’s Executive Vice President, Leasing, effective December 14, 2017. In connection with Mr. Brindley’s appointment, Mr. Brindley will be covered under the Paramount Group, Inc. Executive Severance Plan, dated November 24, 2014.

Item 7.01        Regulation FD Disclosure.

A copy of the press release issued by the Company to announce Mr. Brindley’s appointment and the departure of Mr. Koltis as discussed in Item 5.02 above is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release dated December 18, 2017 and entitled “Paramount Appoints Peter Brindley as Executive Vice President, Leasing”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Wilbur Paes
Name:	Wilbur Paes
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: December 18, 2017